UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2012

PartnerRe Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)

001-14536		Not Applicable
(Commission File Number)		(IRS Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke, Bermuda		HM 08
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)        On June 1, 2012, the Board of Directors of PartnerRe Ltd. (the “Company”) announced that it had appointed Dr. Egbert Willam to fill a vacancy on the Board, effective June 1, 2012. The Board appointed Dr. Willam as a Class III director. Accordingly, his term will expire at the 2014 Annual General Meeting of Shareholders. Dr. Willam will also serve as a member of the Board’s Audit Committee and Nominating & Governance Committee.

Dr. Willam will be compensated on the same terms as the Company’s other non-management directors as described under “Director Compensation” in the Company’s Proxy Statement filed with the Securities and Exchange Commission (“SEC”) on April 4, 2012, including pursuant to the Amended and Restated Non-Employee Directors Share Plan, which was approved by the Company’s shareholders at its Annual General Meeting on May 16, 2012. In addition, Dr. Willam will enter into an indemnification agreement with the Company in the same form as the Company has entered into such agreements with the other current directors. The form of indemnification agreement was described in, and attached as an exhibit to, the Company’s Form 10-Q filed with the SEC on November 4, 2009.

There is no arrangement or understanding between Dr. Willam and any other persons pursuant to which he was appointed as a director of the Company. There are no transactions in which Dr. Willam has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Dr. Willam’s appointment as a director of the Company is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01                      Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Description

99.1	Press Release of PartnerRe Ltd., dated June 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd. (Registrant)
Date:	June 1, 2012	By:	/s/ Marc Wetherhill
			Name:	Marc Wetherhill
			Title:	General Counsel

 Index to Exhibits

Exhibit No.	Description

99.1	Press Release of PartnerRe Ltd., dated June 1, 2012